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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use of this Registration Statement on Form S-1 of our reports dated December 8, 1999 relating to the financial statements and financial statement schedule of KFC National Purchasing Cooperative, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Louisville, Kentucky
February 9, 2000